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                                                              EXHIBIT (H)(I)(10)

                        FORM OF INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is made as of the date set forth on the signature page by and between Eclipse Funds Inc., a Maryland corporation (the "Corporation"), and the director of the Corporation whose name is set forth on the signature page (the "Director").

         WHEREAS, the Director is a director of the Corporation, and the Corporation wishes the Director to continue to serve in that capacity; and

         WHEREAS, the Charter and Bylaws of the Corporation and applicable laws permit the Corporation to contractually obligate itself to indemnify the Director to the fullest extent permitted by law;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below.

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         (a)  "Board" means the Board of Directors of the Corporation.

         (b) "Change in Control" means during any period of two consecutive years (or less), a majority of the existing members of the Board of Directors of the Corporation at the commencement of that period cease, for any reason, to constitute at least a majority of the Board of Directors.

         (c)  "Disabling Conduct" shall be as defined in Section 2 below.

         (d) "Expenses" shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, computerized legal research costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a Proceeding.

         (e) "Final decision" or "final judgment" shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending.

         (f) "Independent counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor


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in the five years immediately preceding such designation was, retained to represent (A) the Corporation or the Director in any matter material to either, or (B) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Director in an action to determine the Director's rights pursuant to this Agreement, regardless of when the Director's act or failure to act occurred.

         (g) "Independent Director" shall mean a director of the Corporation who is neither an "interested person" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor a party to the Proceeding with respect to which indemnification or advances are sought.

         (h) The term "Proceeding" shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute resolution mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative, whether formally or informally initiated, and shall also include any proceeding brought by the Director against the Corporation if, but only if, the Director is the prevailing party in such proceeding against the Corporation.

         (i) The Director's "service to the Corporation" shall include without limitation the Director's service as a director, officer, employee, agent or representative of the Corporation, and his or her service at the request of the Corporation as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         2. INDEMNIFICATION. The Corporation shall indemnify and hold harmless the Director against any Expenses actually and reasonably incurred by the Director in any Proceeding arising out of or in connection with the Director's service to the Corporation, to the maximum extent permitted by the Maryland General Corporation Law (the "MGCL") and the Investment Company Act of 1940, as now or hereafter in force, subject to the conditions set forth in subparagraphs
(a) through (c) below:

         (a) Disabling Conduct. The Director shall be indemnified pursuant to this Section 2 against any Expenses unless the Director incurred such Expenses by reason of the Director's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the Investment Company Act of 1940, as amended ("Disabling Conduct").

         (b) Conditions to Indemnification. The Director shall be indemnified pursuant to this Section 2 if either:


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                  (1) the court or other body before which the Proceeding
         relating to the Director's liability is brought shall have rendered a final decision on the merits, finding that the Director is not liable, is not liable by reason of Disabling Conduct, and/or is entitled to indemnification;

                  (2) the Proceeding against the Director shall have been dismissed for insufficiency of evidence of any Disabling Conduct with which the Director has been charged; or

                  (3) in the absence of such a final decision, dismissal or withdrawal, a determination shall have been made that the Director is not liable by reason of Disabling Conduct, based upon a review of the available facts, by either the vote of a majority of a quorum of Independent Directors or by Independent Counsel in a written opinion.

         (c) Maryland Law Restrictions. In accordance with the MGCL, the Director shall not be indemnified and held harmless pursuant to this Section 2 upon entry of a final judgment that:

                   (1) the Director's act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

                   (2) the Director actually received an improper personal benefit in money, property or services;

                   (3) in the case of a criminal proceeding, the Director had reasonable cause to believe his or her conduct was unlawful; or

                   (4) if the proceeding is an action by or in the right of the Corporation, the Director is adjudged liable to the Corporation.

         Notwithstanding the foregoing sentence, a court of appropriate jurisdiction, upon application of the Director and such notice as the court shall require, may order such indemnification as the court shall deem proper if it determines that the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Director (i) has met the standards of conduct set forth in this Section 2(c), or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL. However, such court-ordered indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses actually and reasonably incurred by him in connection with a Proceeding.

         3. ADVANCEMENT OF EXPENSES. The Corporation shall promptly advance funds to the Director to cover any and all Expenses the Director incurs with respect to any Proceeding arising


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out of or in connection with the Director's service to the Corporation, to the fullest extent permitted by the laws of the State of Maryland and the Investment Company Act of 1940, as such statutes are now or hereafter in force, subject to the provisions of subparagraphs (a) and (b) below.

         (a) Affirmation of Conduct and Undertaking. A request by the Director for advancement of funds pursuant to this Section 3 shall be accompanied by the Director's (i) written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and (ii) (or on the Director's behalf) written undertaking to repay such advancements upon the occurrence of any of the events barring indemnification set forth in subparagraphs 2(a) through (c)

         (b) Conditions to Advancement. Funds shall be advanced to the Director pursuant to this Section 3 if (1) the Corporation is insured against losses arising by reason of any such lawful advancements to the Director; (2) a determination is made by the vote of a majority of a quorum of Independent Directors, or by Independent Counsel in a written opinion, based on a review of the readily available facts then known (as opposed to a full trial-type inquiry), that there is reason to believe that the Director ultimately will be found to be entitled to indemnification pursuant to Section 1, or (3) in the absence of insurance or such a determination by the Independent Directors or Independent Counsel, such undertaking as required by Paragraph 3(a) above is secured by a surety bond or other appropriate security provided by the Director. In any such determination by the Independent Directors or Independent Counsel pursuant to subpart (2) of this subparagraph, any Director shall be afforded a rebuttable presumption that the Director did not engage in Disabling Conduct.

         4. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION AND ADVANCEMENTS. A request by the Director for indemnification or advancement of Expenses shall be made in writing, and shall be accompanied by such relevant documentation and information as is reasonably available to the Director. The Secretary of the Corporation shall promptly advise the Board of such request.

         (a) Methods of Determination. Upon the Director's request for indemnification or advancement of Expenses, a determination with respect to the Director's entitlement thereto shall be made: (i) if there has been no change of control, by a quorum of the Board consisting of Independent Directors, or (if such a quorum is not obtainable or such Independent Directors so direct) by Independent Counsel, or (ii) if there has been a change of control, by Independent Counsel; provided in any event that with regard to advancements no such determination shall be necessary if (x) the Corporation shall have received written confirmation in reasonably acceptable form that the Corporation is insured against all such losses arising by reason of any lawful advancements and that the insurer will pay all the Expenses of the Director in a reasonably prompt manner, or (y) the Director has provided an adequate security interest in addition to his affirmation and undertaking to repay (as required by Paragraph 3(a) above). The Director shall cooperate with the person or persons making such determination, including without limitation providing to such persons upon reasonable advance request any


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documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Director and reasonably necessary to such determination. Any Expenses incurred by the Director in so cooperating shall be borne by the Corporation, irrespective of the determination as to the Director's entitlement to indemnification or advancement of Expenses.

         (b) Independent Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to the Director advising the Director of the identity of the Independent Counsel selected. The Director may, within five days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in the definition of Independent Counsel in Section 1, and shall set forth with particularity the factual basis of such assertion. Upon receipt of such objection, the Board shall select another Independent Counsel.

         If within fourteen days after submission by the Director of a written request for indemnification or advancement of expenses no such Independent Counsel shall have been selected by the Board (whether or not an objection by the Director is the cause of the delay), then either the Corporation or the Director may petition a court of competent jurisdiction in Maryland for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel.

         The Corporation shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

         (c) Failure to Make Timely Determination. If the person or persons empowered or selected under subparagraphs (a) or (b) to determine whether the Director is entitled to indemnification or advancement of Expenses shall not have made such determination within thirty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Director shall be entitled to such indemnification or advancement, absent (i) an intentional misstatement by the Director of a material fact, or an intentional omission of a material fact necessary to make the Director's statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification or advancements under applicable law; provided, however, that such period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto.


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         (d) Payment Upon Determination of Entitlement. If a determination is made pursuant to Sections 2, 3, and 4 (a) through (c) above that the Director is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Director shall be made within ten days after such determination (and, in the case of advancements of further Expenses, within ten days after submission of supporting information).

         (e) Arbitration Upon Determination of Non-Entitlement. If a determination is made that the Director is not entitled to indemnification or advancement of Expenses pursuant to Sections 2 through 4(c) above, the Director shall be entitled to an adjudication of the Director's entitlement to such indemnification or advancement by a single arbitrator appointed by the American Arbitration Association, New York City Office, in an arbitration conducted pursuant to that Association's then-existing commercial arbitration rules. The Director shall commence such arbitration seeking an adjudication within one year following the date on which receives the determination denying indemnification or advancement. In any such proceeding, the Director and the Corporation shall be bound by the determination of the arbitrator, subject to rights of appeal to a court of competent jurisdiction to review such an arbitration award and to vacate such an award only on one or more of the bases set forth in Sections 10 and 11 of the Federal Arbitration Act, 9 U.S.C. Sections 10 and 11. The Corporation shall advance the costs of such an arbitration to the American Arbitration Association but the arbitrator shall, as part of the award, make a final award of such costs (including arbitrator's fees) to the prevailing party in the arbitration.

         SECTION 5. GENERAL PROVISIONS.

         (a) No Indemnification if Otherwise Reimbursed. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         (b) Continuation of Provisions. This Agreement shall be binding upon and inure to the benefit of all successors of the Corporation, including without limitation any transferee of all or substantially all assets of the Corporation and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Director's spouse, heirs, assigns, devisees, executors, administrators and legal representatives. No amendment of the Charter or Bylaws of the Corporation shall limit or eliminate the right of the Director to indemnification and advancement of expenses set forth in this Agreement. Moreover, unless contrary to applicable law, the procedures set forth in Paragraphs 3 through 5 of this Agreement shall be the exclusive means by which the parties' rights and obligations with regard to indemnification and advancement of Expenses shall be determined, regardless of whether those rights and obligations arise by operation of law, the Articles of Incorporation, Bylaws or this Agreement.

         (c) Selection of Counsel. The Director agrees to choose Counsel to represent him/her in any Proceeding for which indemnification is claimed in a manner designed to minimize Expenses, consistent with the goal of vigorously defending the Director. In that regard, the


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Director shall seek joint representation by Counsel with other Director defendants in any such Proceeding to the extent such Directors' interests may be jointly represented by Counsel consistent with the applicable canons of ethics regarding conflicts of interest. Moreover, where the Corporation and the Director are both defendants in a Proceeding, the Director and Corporation shall agree to be jointly represented by Counsel to the extent consistent with the applicable canons of ethics regarding conflicts of interest

         (d) D&O Insurance. For a period of six years after the Director has ceased to provide services to the Corporation, the Corporation shall purchase and maintain in effect one or more policies of insurance on behalf of the Director which collectively provide limits of coverage for claims made against the Director in the event of the insolvency of the Corporation which are consistent with the limits of coverage available for that Director in such circumstances when he or she ended service as a Director, unless (1) such insurance is not reasonably available, or (2) (i) the limits of coverage which the Director had upon the termination of his service as a Director is in excess of that provided to any of the current Directors and (ii) the current Board of Directors provides the coverage to the Director at least equal to the highest limit available to those current Directors.

         (e) Subrogation. In the event of any payment by the Corporation pursuant to this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall, upon reasonable written request by the Corporation and at the Corporation's expense, execute all such documents and take all such reasonable actions as are necessary to enable the Corporation to enforce such rights. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Corporation or the Director to proceed or collect against any insurers and to give such insurers any rights against the Corporation under or with respect to this Agreement, including without limitation any right to be subrogated to the Director's rights hereunder, unless otherwise expressly agreed to by the Corporation in writing, and the obligation of such insurers to the Corporation and the Director shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

         (f) Notice of Proceedings. The Director shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document commencing any Proceeding which may be subject to indemnification or advancement of expense pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Director's rights or the Corporation's obligations under this Agreement. Thereafter, the Director, and/or his Counsel, shall work with the representative(s) of the Corporation to keep the Corporation informed of the status of the Proceeding and the positions taken by the parties to the Proceeding as the matter progresses.

         (g) Notices. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party (and/or designated representative) at the address(es) specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this


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paragraph), and shall be deemed to have been duly given when delivered personally (with a written receipt signed by the addressee or his/her representative) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, or (2) by nationally recognized overnight courier service.

         (h) Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         (i) Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Corporation and the Director pertaining to the subject matter of indemnification, advancement of expenses and insurance and any such prior written or oral agreement shall be of no further force or effect. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party's successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

         (j) Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

         (l) Applicable Law. This Agreement shall be governed by and construed and enforce in accordance with the laws of the state of Maryland without reference to principles of conflict of laws of the State of Maryland.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated:


                                    ECLIPSE FUNDS INC.
                                    -----------------------------------
                                    a Maryland corporation


                                    By: _______________________________
                                        Name:
                                        Title: President
                                        Address for notices:

                                          51 Madison Avenue
                                          New York, NY 10010

                                    DIRECTOR:


                                    -----------------------------
                                    Print Name: _______________________

                                    Address for notices:

                                     __________________________________

                                     __________________________________